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As filed with the Securities and Exchange Commission on April 2, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

VENTAS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	61-1055020 (I.R.S. Employer Identification Number)

353 N. Clark Street, Suite 3300
Chicago, Illinois 60654
(877) 483-6827
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

For Co-Registrants, please see "Table of Co-Registrants" on the following page.

T. Richard Riney, Esq.
General Counsel
Ventas, Inc.
10350 Ormsby Park Place, Suite 300
Louisville, Kentucky 40223
(502) 357-9000
(Name, address, including zip code, telephone number, including area code, of agent for service)

Copy to:
David K. Boston, Esq. Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 (212) 728-8000

Approximate date of commencement of proposed sale to the public: From time to time or at one time as determined by the Registrants.

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

             Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Preferred Stock of Ventas, Inc.	(1)(2)	(1)(2)	(1)(2)	(3)

Depositary Shares of Ventas, Inc.	(1)(2)	(1)(2)	(1)(2)	(3)

Common Stock of Ventas, Inc.	(1)(2)	(1)(2)	(1)(2)	(3)

Warrants of Ventas, Inc.	(1)(2)	(1)(2)	(1)(2)	(3)

Debt Securities of Ventas Realty, Limited Partnership	(1)(2)	(1)(2)	(1)(2)	(3)

Debt Securities of Ventas Realty, Limited Partnership and Ventas Capital Corporation	(1)(2)	(1)(2)	(1)(2)	(3)

Debt Securities of Ventas, Inc.	(1)(2)	(1)(2)	(1)(2)	(3)

Guarantees of Debt Securities of Ventas Realty, Limited Partnership by Ventas, Inc. and/or Ventas Capital Corporation(4)	(1)(2)	(1)(2)	(1)(2)	(4)

Guarantees of Debt Securities of Ventas Realty, Limited Partnership and Ventas Capital Corporation by Ventas, Inc.(4)	(1)(2)	(1)(2)	(1)(2)	(4)

Guarantees of Debt Securities of Ventas, Inc. by Ventas Realty, Limited Partnership(4)	(1)(2)	(1)(2)	(1)(2)	(4)

(1)
Not applicable pursuant to Form S-3 General Instruction II(E).

(2)
Such indeterminable number or amount of (a) preferred stock of Ventas, Inc., (b) depositary shares representing preferred stock of Ventas, Inc., (c) common stock of Ventas, Inc. (which may be issued (i) separately, (ii) upon the conversion of the debt securities that are registered hereby and (iii) upon exercise of warrants to purchase shares of common stock), (d) warrants of Ventas, Inc. to acquire other classes of securities of Ventas, Inc. registered hereby, (e) debt securities of Ventas Realty, Limited Partnership (which may be senior or subordinated), (f) debt securities of Ventas Realty, Limited Partnership and Ventas Capital Corporation (which may be senior or subordinated), (g) debt securities of Ventas, Inc. (which may be senior or subordinated), (h) guarantees of debt securities of Ventas Realty, Limited Partnership by Ventas, Inc. and/or Ventas Capital Corporation, (i) guarantees of debt securities of Ventas Realty, Limited Partnership and Ventas Capital Corporation by Ventas, Inc., and (j) guarantees of debt securities of Ventas, Inc. by Ventas Realty, Limited Partnership is being registered as may from time to time be issued at indeterminable prices.

(3)
Deferred in reliance upon Rule 456(b) and Rule 457(r).

(4)
No separate consideration will be received for (a) the guarantees by Ventas, Inc. and/or Ventas Capital Corporation of the debt securities of Ventas Realty, Limited Partnership, (b) the guarantees by Ventas, Inc. of the debt securities of Ventas Realty, Limited Partnership and Ventas Capital Corporation, or (c) the guarantees by Ventas Realty, Limited Partnership of the debt securities of Ventas, Inc. The guarantees will include the right of the holders of guaranteed securities under the guarantees and certain undertakings, as described in this Registration Statement. Pursuant to Rule 457(n), no registration fee is required with respect to the guarantees.

TABLE OF CO-REGISTRANTS

Name	State or other jurisdiction of incorporation or organization	IRS Employer Identification Number
Ventas Capital Corporation	Delaware	35-2168770
Ventas Realty, Limited Partnership	Delaware	61-1324573

PROSPECTUS

Ventas, Inc.
Preferred Stock, Depositary Shares, Common Stock, Warrants and
Debt Securities

Ventas Realty, Limited Partnership
Debt Securities

Ventas Realty, Limited Partnership and
Ventas Capital Corporation
Debt Securities

Guarantees of Debt Securities of Ventas, Inc. by Ventas Realty,
Limited Partnership

Guarantees of Debt Securities of Ventas Realty, Limited Partnership
by Ventas, Inc. and/or Ventas Capital Corporation

Guarantees of Debt Securities of Ventas Realty, Limited Partnership and
Ventas Capital Corporation by Ventas, Inc.

        Ventas, Inc. may offer and sell, from time to time, in one or more offerings: preferred stock; depositary shares; common stock; warrants; and debt securities. These securities may be offered and sold separately, together or as units with other securities described in this prospectus. The debt securities of Ventas, Inc. may be fully and unconditionally guaranteed by Ventas Realty Limited Partnership, as described in this prospectus or a prospectus supplement. These debt securities and any such guarantees may be senior or subordinated.

        Ventas Realty, Limited Partnership may offer and sell, from time to time, in one or more offerings, debt securities. These debt securities may be offered and sold separately, together or as units with other securities described in this prospectus. The debt securities of Ventas Realty, Limited Partnership may be fully and unconditionally guaranteed by Ventas, Inc. and/or Ventas Capital Corporation, as described in this prospectus or a prospectus supplement. These debt securities and any such guarantees may be senior or subordinated.

        Ventas Realty, Limited Partnership and Ventas Capital Corporation, collectively, may offer and sell, from time to time, in one or more offerings, debt securities. These debt securities may be offered and sold separately, together or as units with other securities described in this prospectus. The debt securities of Ventas Realty, Limited Partnership and Ventas Capital Corporation may be fully and unconditionally guaranteed by Ventas, Inc., as described in this prospectus or a prospectus supplement. These debt securities and any such guarantees may be senior or subordinated.

        The securities described in this prospectus may be issued in one or more series or issuances. We will provide the specific terms of these securities and their offering prices in supplements to this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you decide to invest in any of these securities.

        See "Risk Factors" on page 7 for a discussion of matters that you should consider before investing in these securities.

        Our common stock is listed on the New York Stock Exchange under the symbol "VTR." The closing price of our common stock on the New York Stock Exchange was $57.10 per share on March 30, 2012. None of the other securities offered by this prospectus are currently listed on a national securities exchange.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 2, 2012

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "Commission") using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings.

        This prospectus provides you only with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or prospectus supplements containing specific information about the terms of that offering (each, a "prospectus supplement"). The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information and Incorporation by Reference."

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer of these securities in any jurisdiction where it is unlawful. You should assume that the information in this prospectus or any prospectus supplement, as well as the information we have previously filed with the Commission and incorporated by reference in this prospectus, is accurate only as of the date of the documents containing the information.

        Unless otherwise indicated or except where the context otherwise requires:

  •
  references in this prospectus to "we," "us," "our" or similar terms and "Ventas" mean Ventas, Inc. together with its subsidiaries;

  •
  references in this prospectus to "Ventas Realty" mean Ventas Realty, Limited Partnership; and

  •
  references in this prospectus to "Ventas Capital" mean Ventas Capital Corporation.

CAUTIONARY STATEMENTS

Forward-Looking Statements

        This prospectus and the documents incorporated by reference herein include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements regarding our or our tenants', operators', managers' or borrowers' expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust ("REIT"), plans and objectives of management for future operations and statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will" and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from our expectations. We do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

        Our actual future results and trends may differ materially from expectations depending on a variety of factors discussed in our filings with the Commission. These factors include without limitation:

  •
  The ability and willingness of our tenants, operators, borrowers, managers and other third parties to meet and/or perform their obligations under their respective contractual arrangements with us, including, in some cases, their obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities;

  •
  The ability of our tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness;

  •
  Our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions or investments, including our acquisitions of Nationwide Health Properties, Inc. (together with its subsidiaries, "NHP") and Cogdell Spencer Inc. and investments in different asset types and outside the United States;

  •
  Macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default and/or delay in payment by the United States of its obligations, and changes in the federal budget resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates;

  •
  The nature and extent of future competition;

  •
  The extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates;

  •
  Increases in our borrowing costs as a result of changes in interest rates and other factors;

  •
  The ability of our operators and managers, as applicable, to comply with laws, rules and regulations in the operation of our properties, to deliver high quality services, to attract and retain qualified personnel and to attract residents and patients;

  •
  Changes in general economic conditions and/or economic conditions in the markets in which we may, from time to time, compete, and the effect of those changes on our revenues, earnings and funding sources;

  •
  Our ability to pay down, refinance, restructure and/or extend our indebtedness as it becomes due;

  •
  Our ability and willingness to maintain our qualification as a REIT due to economic, market, legal, tax or other considerations;

  •
  Final determination of our taxable net income for the year ended December 31, 2011 and for the year ending December 31, 2012;

  •
  The ability and willingness of our tenants to renew their leases with us upon expiration of the leases, our ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we exercise our right to replace an existing tenant, and obligations, including indemnification obligations, we may incur in connection with the replacement of an existing tenant;

  •
  Risks associated with our senior living operating portfolio, such as factors causing volatility in our operating income and earnings generated by our properties, including without limitation national and regional economic conditions, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties;

  •
  The movement of U.S. and Canadian currency exchange rates;

  •
  Year-over-year changes in the Consumer Price Index and the effect of those changes on the rent escalators contained in our leases, including the rent escalator for Master Lease 2 with Kindred Healthcare Inc. (together with its subsidiaries, "Kindred"), and our earnings;

  •
  Our ability and the ability of our tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers;

  •
  The impact of increased operating costs and uninsured professional liability claims on the liquidity, financial condition and results of operations of our tenants, operators, borrowers and managers and the ability of our tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims;

  •
  Risks associated with our medical office building ("MOB") portfolio and operations, including our ability to successfully design, develop and manage MOBs, to accurately estimate our costs in fixed fee-for-service projects and to retain key personnel;

  •
  The ability of the hospitals on or near whose campuses our MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups;

  •
  Our ability to build, maintain and expand our relationships with existing and prospective hospital and health system clients;

  •
  Risks associated with our investments in joint ventures and unconsolidated entities, including our lack of sole decision-making authority and our reliance on our joint venture partners' financial condition;

  •
  The impact of market or issuer events on the liquidity or value of our investments in marketable securities; and

  •
  The impact of litigation or any financial, accounting, legal or regulatory issues that may affect us or our tenants, operators, borrowers or managers.

        Many of these factors are beyond our control and the control of our management.

Kindred, Brookdale Senior Living, Sunrise and Atria Information

        Each of Kindred, Brookdale Senior Living Inc. (together with its subsidiaries, "Brookdale Senior Living") and Sunrise Senior Living, Inc. (together with its subsidiaries, "Sunrise") is subject to the reporting requirements of the Commission and is required to file with the Commission annual reports containing audited financial information and quarterly reports containing unaudited financial information. The information related to Kindred, Brookdale Senior Living and Sunrise contained or incorporated by reference in this prospectus is derived from Commission filings made by Kindred, Brookdale Senior Living or Sunrise, as the case may be, or from other publicly available information, or has been provided to us by Kindred, Brookdale Senior Living or Sunrise. We have not verified this information either through an independent investigation or by reviewing Kindred's, Brookdale Senior Living's or Sunrise's public filings. We have no reason to believe that this information is inaccurate in any material respect, but we cannot provide any assurance that all of this information is accurate. Kindred's, Brookdale Senior Living's and Sunrise's filings with the Commission can be found on the Commission's website at www.sec.gov. We are providing this data for informational purposes only, and you are encouraged to obtain Kindred's, Brookdale Senior Living's and Sunrise's publicly available filings from the Commission.

        Atria Senior Living, Inc. ("Atria") is not subject to the reporting requirements of the Commission. The information related to Atria contained or incorporated by reference in this prospectus is derived from publicly available information or has been provided to us by Atria. We have not verified this information through an independent investigation. We have no reason to believe that this information is inaccurate in any material respect, but we cannot provide any assurance that all of this information is accurate.

ABOUT THE REGISTRANTS

        The following highlights information about the registrants and our business contained elsewhere or incorporated by reference in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in any of our securities. You should carefully read this prospectus together with the more detailed information incorporated by reference in this prospectus.

 Ventas

        We are a REIT with a geographically diverse portfolio of seniors housing and healthcare properties throughout the United States and Canada. As of December 31, 2011, we owned 1,378 properties located in 46 states, the District of Columbia and two Canadian provinces, consisting of: 678 seniors housing communities; 396 skilled nursing facilities; 47 hospitals; 249 MOBs; and eight personal care facilities. We also were in the process of developing three properties as of December 31, 2011. We are headquartered in Chicago, Illinois and have been a constituent member of the S&P 500® Index, a leading indicator of the large cap U.S. equities market, since March 2009.

        Our primary business focuses on acquiring and owning seniors housing and healthcare properties and leasing those properties to unaffiliated tenants or operating those properties through independent third-party managers. Through our Lillibridge Healthcare Services, Inc. ("Lillibridge") subsidiary and our ownership interest in PMB Real Estate Services LLC ("PMBRES"), which we acquired in July 2011 in connection with our acquisition of NHP, we also provide MOB management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. In addition, from time to time, we make mortgage loan and other investments relating to seniors housing and healthcare operators or properties.

        As of December 31, 2011, we leased 929 properties (excluding MOBs) to healthcare operating companies under "triple-net" or "absolute-net" leases that obligate the tenants to pay all property-related expenses, including maintenance, utilities, repairs, taxes, insurance and capital expenditures, and we engaged independent third parties, such as Atria and Sunrise, to manage 200 seniors housing communities pursuant to long-term management agreements.

        Our business strategy focuses on three principal objectives: (1) generating consistent, reliable and growing cash flows; (2) maintaining a well-diversified portfolio; and (3) preserving our financial strength, flexibility and liquidity.

        Our principal executive offices are located at 353 N. Clark Street, Suite 3300, Chicago, Illinois, 60654, and our telephone number is (877) 483-6827. We maintain a website on the Internet at http://www.ventasreit.com. Information on our website is not incorporated by reference herein and our web address is included in this prospectus as an inactive textual reference only.

Ventas Realty

        Ventas Realty is a wholly owned direct subsidiary of Ventas, Inc. and a limited partnership organized under the laws of the State of Delaware.

Ventas Capital

        Ventas Capital is a wholly owned subsidiary of Ventas Realty organized under the laws of the State of Delaware for the purpose of serving as co-issuer with Ventas Realty of certain debt securities. Ventas Capital does not and will not have any substantial operations, assets or revenues. As a result, prospective purchasers of the debt securities of Ventas Realty and Ventas Capital or the debt securities of Ventas Realty that are guaranteed by Ventas Capital should not expect Ventas Capital to participate in servicing the interest on or principal of those debt securities.

 RISK FACTORS

        Our business, operations and financial condition are subject to various risks. Before you invest in our securities, you should carefully consider:

  •
  the risks described in Ventas, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference in this prospectus; and

  •
  any risks that are described in other filings we make with the Commission or in the prospectus supplements relating to specific offerings of securities.

 USE OF PROCEEDS

        Unless otherwise described in a prospectus supplement, we intend to use the net proceeds from the sale of any securities under this prospectus for general corporate purposes, which may include acquisitions of or investments in additional properties and businesses and the repayment of borrowings under our unsecured revolving credit facility, term loans or other debt. Until we apply the proceeds from a sale of securities to their intended purposes, we may invest those proceeds in short-term investments, including repurchase agreements, some or all of which may not be investment grade.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows our ratios of (1) earnings to fixed charges and (2) earnings to combined fixed charges and preferred stock dividends for each of the periods indicated. We do not currently have any preferred stock outstanding.

	Year Ended December 31,
	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges(1)	2.40x	2.28x	2.10x	1.68x	1.56x
Ratio of earnings to combined fixed charges and preferred stock dividends(2)	2.40x	2.28x	2.10x	1.68x	1.53x

(1)
For this ratio, earnings consist of income before loss from unconsolidated entities, reversal of contingent liability, income taxes, discontinued operations, noncontrolling interest and preferred stock dividends and issuance costs, plus fixed charges (excluding capitalized interest) and distributions from unconsolidated entities. Fixed charges consist of interest expensed and capitalized, plus the portion of rent expense under operating leases deemed by us to be representative of the interest factor.

(2)
For this ratio, earnings consist of income before loss from unconsolidated entities, reversal of contingent liability, income taxes, discontinued operations, noncontrolling interest and preferred stock dividends and issuance costs, plus fixed charges and preferred stock dividends (excluding capitalized interest) and distributions from unconsolidated entities. Fixed charges and preferred stock dividends consist of interest expensed and capitalized, plus preferred stock dividends plus the portion of rent expense under operating leases deemed by us to be representative of the interest factor.

 DESCRIPTION OF VENTAS, INC. COMMON STOCK

        This section describes the general terms and provisions of Ventas, Inc. common stock. The prospectus supplement relating to any offering of common stock, or other securities convertible into or exchangeable or exercisable for common stock, will describe more specific terms of the offering of common stock or other securities, including the number of shares offered, the initial offering price, and market price and dividend information.

        The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to Ventas, Inc.'s Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and Ventas, Inc.'s Fourth Amended and Restated By-Laws, as amended (the "Bylaws"), each of which is filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and incorporated by reference herein. You should read the Certificate of Incorporation and Bylaws for additional information before you purchase any shares of Ventas, Inc. common stock.

General

        The Certificate of Incorporation authorizes Ventas, Inc. to issue up to 600,000,000 shares of its common stock, par value $0.25 per share. As of March 20, 2012, 289,026,857 shares of Ventas, Inc. common stock were issued and outstanding.

        All shares of common stock offered hereby, when issued, will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares of capital stock and to certain provisions of the Certificate of Incorporation, holders of shares of Ventas, Inc. common stock are entitled to receive distributions if, as and when authorized and declared by Ventas, Inc.'s Board of Directors out of assets legally available therefor and to share ratably in our assets legally available for distribution to stockholders in the event of our liquidation, dissolution or winding-up after payment of, or adequate provision for, all of our known debts and liabilities. We currently expect to continue to make quarterly distributions, and from time to time we may make additional distributions.

        Holders of shares of Ventas, Inc. common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote. Holders of shares of Ventas, Inc. common stock have no conversion, sinking fund, redemption or preemptive rights. Subject to certain provisions of the Certificate of Incorporation, shares of Ventas, Inc. common stock have equal distribution, liquidation and other rights.

Certain Anti-Takeover Provisions

        In order to preserve our ability to maintain REIT status, the Certificate of Incorporation provides that if a person acquires beneficial ownership of more than 9%, in number or value, of the outstanding shares of Ventas, Inc. common stock, the shares that are beneficially owned in excess of such 9% limit are considered to be "excess shares." Excess shares are automatically deemed transferred to a trust for the benefit of a charitable institution or other qualifying organization selected by Ventas, Inc.'s Board of Directors. The trust is entitled to all dividends with respect to the excess shares and the trustee may exercise all voting power over the excess shares. We have the right to buy the excess shares for a purchase price equal to the lesser of (1) the price per share in the transaction that created the excess shares, or (2) the market price on the date we buy the shares, and we may defer payment of the purchase price for up to five years. If we do not purchase the excess shares, the trustee of the trust is required to transfer the excess shares at the direction of the Board of Directors. The owner of the excess shares is entitled to receive the lesser of the proceeds from the sale of the excess shares or the original purchase price for such excess shares, and any additional amounts are payable to the beneficiary of the trust. The Board of Directors may grant waivers from the excess share limitations.

DESCRIPTION OF VENTAS, INC. PREFERRED STOCK

        This section describes the general terms and provisions of Ventas, Inc. preferred stock. The prospectus supplement relating to any offering of preferred stock, or other securities convertible into or exchangeable or exercisable for preferred stock, will describe more specific terms of the preferred stock being offered, including the designation of the series, the number of shares offered, the initial offering price and any voting, dividend and liquidation preference rights, and any general terms described in this section that will not apply to those shares of preferred stock.

        The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the Certificate of Incorporation and the certificate of designation relating to the applicable series of preferred stock that we will file with the Commission, each of which is or will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and incorporated herein by reference. You should read the Certificate of Incorporation and such certificate of designation for additional information before you buy any shares of Ventas, Inc. preferred stock.

General

        The Certificate of Incorporation authorizes Ventas, Inc. to issue up to 10,000,000 shares of preferred stock, par value $1.00 per share. As of March 20, 2012, no shares of Ventas, Inc. preferred stock were issued or outstanding.

        Ventas, Inc.'s Board of Directors has authority, without the approval of stockholders, to issue preferred stock in one or more series having the powers, preferences and other rights as it may determine from time to time. Ventas, Inc. preferred stock that we offer and sell under this prospectus will have the rights described in this section unless the applicable prospectus supplement provides otherwise. You should read the prospectus supplement relating to the particular series of preferred stock being offered for the specific terms of the series, including some or all of the following:

  •
  the description of the shares of preferred stock;

  •
  the number of shares of preferred stock offered;

  •
  the voting rights, if any, of the holders of the shares of preferred stock;

  •
  the offering price of the shares of preferred stock;

  •
  the distribution rate, when distributions will be paid, or the method of determining the distribution rate if it is based on a formula or not otherwise fixed;

  •
  the date from which distributions on the shares of preferred stock shall accumulate;

  •
  the provision, if any, for auctioning or remarketing of the shares of preferred stock;

  •
  the provision, if any, for redemption or a sinking fund;

  •
  the liquidation preference per share;

  •
  any listing of the shares of preferred stock on a securities exchange;

  •
  whether the shares of preferred stock will be convertible or exchangeable and, if so, the security into which they are convertible or exchangeable and the terms and conditions of conversion or exchange, including the conversion price or exchange rate or the manner of determining it;

  •
  whether interests in the shares of preferred stock will be represented by depositary shares as more fully described below under "Description of Ventas, Inc. Depositary Shares";

  •
  the federal income tax consequences of owning the preferred stock;

  •
  the relative ranking and preferences of the shares of preferred stock as to distribution and liquidation rights;

  •
  any limitations on issuance of any shares of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to distribution and liquidation rights;

  •
  any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

  •
  any other terms of the preferred stock.

        As described under "Description of Ventas, Inc. Depositary Shares," Ventas, Inc. may, at its option, elect to offer depositary shares evidenced by depositary receipts. If Ventas, Inc. elects to so offer, each depositary receipt will represent a fractional interest in a share of the particular series of preferred stock issued and deposited with a depositary. The applicable prospectus supplement will specify that fractional interest.

Ranking

        Unless Ventas, Inc.'s Board of Directors otherwise determines and we so specify in the applicable prospectus supplement, we expect that any shares of Ventas, Inc. preferred stock will, with respect to distribution rights and rights upon liquidation or dissolution, rank senior to all shares of Ventas, Inc. common stock.

Dividends

        Holders of shares of Ventas, Inc. preferred stock of each series will be entitled to receive dividends at the rates and on the dates shown in the applicable prospectus supplement if, as and when authorized and declared by Ventas, Inc.'s Board of Directors out of assets legally available therefor. Ventas, Inc. will pay each dividend to holders of record as they appear on its share transfer books on the record dates fixed by the Board of Directors. In the case of shares of preferred stock represented by depositary receipts, the records of the depositary referred to under "Description of Ventas, Inc. Depositary Shares" will determine the persons to whom dividends are payable.

        Dividends on any series of Ventas, Inc. preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. We refer to each particular series, for ease of reference, as the applicable series. Cumulative dividends will be cumulative from and after the date shown in the applicable prospectus supplement. If the Board of Directors fails to authorize a dividend on any applicable series that is noncumulative, the holders will have no right to receive, and Ventas, Inc. will have no obligation to pay, a dividend in respect of the applicable dividend period, whether or not dividends on that series are declared payable in the future.

        If the applicable series is entitled to a cumulative dividend, Ventas, Inc. may not declare, or pay or set aside for payment, a dividend on any other series of preferred stock ranking, as to dividends, on a parity with or junior to the applicable series, unless it declares, and either pays or sets aside for payment, full cumulative dividends on the applicable series for all past dividends periods and the then current dividend period. If the applicable series does not have a cumulative dividend, Ventas, Inc. must declare, and pay or set aside for payment, full dividends for the then current dividend period only. When dividends are not paid, or set aside for payment, in full on any applicable series and the shares of any other series ranking on a parity as to dividends with the applicable series, Ventas, Inc. must declare, and pay or set aside for payment, all dividends upon the applicable series and any other parity series proportionately, in accordance with accrued and unpaid dividends of the several series. For these purposes, accrued and unpaid dividends do not include unpaid dividend periods on noncumulative shares of preferred stock. No interest will be payable in respect of any dividend payment that may be in arrears.

        Except as provided in the immediately preceding paragraph, unless Ventas, Inc. declares, and pays or sets aside for payment, full cumulative dividends, including for the then current period, on any applicable series entitled to a cumulative dividend, it may not declare, or pay or set aside for payment, any dividends on common stock or any other equity securities ranking junior to or on a parity with the applicable series as to dividends or upon liquidation. The foregoing restriction does not apply to dividends paid in common stock or other equity securities ranking junior to the applicable series as to dividends and upon liquidation. If the applicable series does not have cumulative dividends, Ventas, Inc. must declare, and pay or set aside for payment, only the dividend for the then current period before declaring dividends on shares of common stock or junior or parity securities. In addition, under the circumstances in which Ventas, Inc. could not declare a dividend, it may not redeem, purchase or otherwise acquire for any consideration any shares of common stock or other parity or junior equity securities, except upon conversion into or exchange for shares of common stock or other junior equity securities. Ventas, Inc. may, however, make purchases and redemptions otherwise prohibited pursuant to certain redemptions or pro rata offers to purchase the outstanding shares of the applicable series and any other parity series of preferred stock.

        Ventas, Inc. will credit any dividend payment made on an applicable series first against the earliest accrued but unpaid dividend due with respect to the series.

Redemption

        Ventas, Inc. may have the right or may be required to redeem the applicable series, as a whole or in part, in each case upon the terms, if any, and at the times and at the redemption prices shown in the applicable prospectus supplement.

        If the applicable series is subject to mandatory redemption, we will specify in the applicable prospectus supplement the number of shares we are required to redeem, when the redemptions start, the redemption price, and any other terms and conditions affecting the redemption. The redemption price will include all accrued and unpaid dividends, except in the case of noncumulative preferred stock. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for the applicable series is payable only from the net proceeds of an issuance of capital stock, the terms of the applicable series may provide that, if no shares of capital stock shall have been issued or to the extent the net proceeds from any such issuance are insufficient to pay in full the aggregate redemption price then due, the shares of preferred stock will automatically and mandatorily be converted into shares of capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Liquidation Preference

        The applicable prospectus supplement will describe the liquidation preference of the applicable series. Upon our voluntary or involuntary liquidation, before any distribution may be made to the holders of shares of Ventas, Inc. common stock or any other shares of capital stock ranking junior to the applicable series in the distribution of assets upon liquidation, the holders of that series will be entitled to receive, out of assets legally available therefor, liquidating distributions in the amount of the liquidation preference, plus an amount equal to all accrued and unpaid distributions. If the applicable series does not have a cumulative dividend, accrued and unpaid dividends include only the then current dividend period. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of the applicable series will have no right or claim to any of our remaining assets, and our remaining assets will be distributed among the holders of any other shares of capital stock ranking junior to the applicable series upon liquidation, according to their rights and preferences.

        If, upon any voluntary or involuntary liquidation, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of any series and the corresponding amounts payable on all shares of capital stock ranking on a parity in the distribution of assets with that series, then the holders of that series and all other equally ranking shares of capital stock will share ratably in the distribution in proportion to the full liquidating distributions to which they would otherwise be entitled.

Voting Rights

        Holders of shares of the applicable series will not have any voting rights, except as otherwise from time to time required by law or as specified in the applicable prospectus supplement.

        As more fully described under "Description of Ventas, Inc. Depositary Shares" below, if Ventas, Inc. elects to issue depositary shares, each representing a fraction of a share of a series of preferred stock, each depositary will in effect be entitled to a fraction of a vote per depositary share.

Conversion Rights

        We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which you may, or Ventas, Inc. may require you to, convert shares of the applicable series into shares of common stock or any other class or series of shares of capital stock. The terms will include the number of shares of common stock or other securities into which the shares of the applicable series are convertible, the conversion price (or the manner of determining it), the conversion period, provisions as to whether conversion will be at the option of the holders of the series or at Ventas, Inc.'s option, the events requiring an adjustment of the conversion price, and provisions affecting conversion upon the redemption of shares of the series.

Our Exchange Rights

        We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which Ventas, Inc. can require you to exchange shares of the applicable series for debt securities. If an exchange is required, you will receive debt securities with a principal amount equal to the liquidation preference of the applicable series. The other terms and provisions of the debt securities will not be materially less favorable to you than those of the series of preferred stock being exchanged.

Certain Anti-Takeover Provisions

        In order to preserve our ability to maintain our REIT status, the Certificate of Incorporation provides that if a person acquires beneficial ownership of more than 9.9%, in number or value, of the outstanding shares of Ventas, Inc. preferred stock, the shares that are beneficially owned in excess of such 9.9% limit are considered to be "excess shares." Excess shares are automatically deemed transferred to a trust for the benefit of a charitable institution or other qualifying organization selected by Ventas, Inc.'s Board of Directors. The trust is entitled to all dividends with respect to the excess shares and the trustee may exercise all voting power over the excess shares. We have the right to buy the excess shares for a purchase price equal to the lesser of (1) the price per share in the transaction that created the excess shares, or (2) the market price on the date we buy the shares, and we may defer payment of the purchase price for up to five years. If we do not purchase the excess shares, the trustee of the trust is required to transfer the excess shares at the direction of the Board of Directors. The owner of the excess shares is entitled to receive the lesser of the proceeds from the sale of the excess shares or the original purchase price for such excess shares, and any additional amounts are payable to the beneficiary of the trust. The Board of Directors may grant waivers from the excess share limitations.

DESCRIPTION OF VENTAS, INC. DEPOSITARY SHARES

        This section describes the general terms and provisions of shares of Ventas, Inc. preferred stock represented by depositary shares. The prospectus supplement relating to an offering of depositary shares will describe more specific terms of the depositary shares being offered, including the number of shares offered, the initial offering price and the powers, preferences and other rights of the underlying preferred stock and any general terms outlined in this section that will not apply to those depositary shares.

        The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable deposit agreement (including the depositary receipt), the form of which is or will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and incorporated herein by reference. You should read the form of deposit agreement (including the depositary receipt) for additional information before you buy any Ventas, Inc. depositary shares.

General

        Ventas, Inc. may, at its option, elect to offer fractional interests in shares of preferred stock, rather than shares of preferred stock. If Ventas, Inc. exercises this option, it will appoint a depositary to issue depositary receipts representing those fractional interests. Shares of preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement between Ventas, Inc. and the depositary. The applicable prospectus supplement will provide the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the dividend, voting, conversion, redemption, liquidation and other rights and preferences of the shares of preferred stock represented by those depositary shares.

        Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, a holder of depositary shares will be entitled to receive the shares of Ventas, Inc. preferred stock underlying the surrendered depositary receipts.

Dividends and Other Distributions

        The depositary will be required to distribute all dividends or other cash distributions received in respect of the applicable shares of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders. Fractions will be rounded down to the nearest whole cent.

        If the distribution is other than in cash, the depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with Ventas, Inc.'s approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

        Depositary shares that represent shares of preferred stock that have been converted or exchanged will not be entitled to distributions. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of shares of preferred stock will be made available to holders of depositary shares. All distributions will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Shares of Preferred Stock

        You may receive the number of whole shares of the applicable series of preferred stock and any money or other property represented by your depositary receipts after surrendering your depositary receipts at the corporate trust office of the depositary. Partial shares of preferred stock will not be issued. If the number of depositary shares that you surrender exceeds the number of depositary shares that represent the number of whole shares of preferred stock that you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your shares of preferred stock, you will not be entitled to re-deposit those shares of preferred stock under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Redemption of Depositary Shares

        If Ventas, Inc. redeems shares of the applicable series of preferred stock underlying the depositary shares, the depositary will redeem the depositary shares from the proceeds it receives. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the applicable series of preferred stock, and the redemption date for depositary shares will be the same as that of the preferred stock. If Ventas, Inc. has elected to redeem less than all of the depositary shares, the depositary will select the depositary shares for redemption by lot or pro rata as the depositary may determine.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed outstanding. All rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of the Underlying Shares of Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the applicable series of preferred stock are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the depositary shares representing such preferred stock. Each record holder of depositary receipts on the record date will be entitled to instruct the depositary as to how to vote the shares of preferred stock represented by the holder's depositary shares. The record date for the depositary shares will be the same as the record date for the preferred stock. The depositary will vote the shares of preferred stock represented by your depositary shares as you instruct. Ventas, Inc. will agree to take all reasonable action that the depositary deems necessary in order to enable it to vote the preferred stock in that manner. If you do not instruct the depositary how to vote, the depositary will abstain from voting the shares of preferred stock represented by your depositary shares. The depositary will not be responsible for any failure to carry out any voting instruction, or for the manner or effect of any vote, as long as its action or inaction is in good faith and does not result from its negligence or willful misconduct.

Liquidation Preference

        Upon our voluntary or involuntary liquidation, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each share of Ventas, Inc. preferred stock represented by the depositary shares, as described in the applicable prospectus supplement.

Conversion or Exchange of Shares of Preferred Stock

        The depositary shares will not themselves be convertible into or exchangeable for shares of Ventas, Inc. common stock or preferred stock or any other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions for the depositary to instruct Ventas, Inc. to cause the conversion of the preferred stock represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement, Ventas, Inc. may require you to surrender all of your depositary receipts to the applicable depositary upon requiring the conversion or exchange of the preferred stock represented by the depositary shares into debt securities. Ventas, Inc. will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, it will cause the conversion or exchange using the same procedures as those provided for delivery of shares of preferred stock to effect the conversion or exchange. If you convert less than all of your depositary shares, the depositary will issue you a new depositary receipt for any unconverted depositary shares.

Taxation

        As an owner of depositary shares, you will be treated for U.S. federal income tax purposes as if you were an owner of the series of preferred stock represented by the depositary shares. Therefore, you will be required to take into account for U.S. federal income tax purposes income and deductions to which you would be entitled if you were a holder of the underlying series of preferred stock. In addition:

  •
  you will not recognize any gain or loss for U.S. federal income tax purposes upon the withdrawal of shares of preferred stock in exchange for depositary shares provided in the deposit agreement;

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  your tax basis in shares of preferred stock received upon exchange of depositary shares will be the same as your aggregate tax basis in the depositary shares so exchanged; and

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  if you held the depositary shares as a capital asset at the time of the exchange for shares of preferred stock, the holding period for the shares of preferred stock will include the period during which you owned the depositary shares.

Amendment and Termination of a Deposit Agreement

        Ventas, Inc. and the applicable depositary are permitted to amend the provisions of depositary receipts and any deposit agreement. However, the holders of at least a majority of the applicable depositary shares then outstanding must approve any amendment that adds or increases fees or charges or prejudices an important right of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.

        Any deposit agreement may be terminated by Ventas, Inc. upon not less than 30 days' prior written notice to the applicable depositary if (1) the termination is necessary to preserve our status as a REIT or (2) holders of depositary shares representing a majority of each series of preferred stock affected by the termination consents to the termination. If either event occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred stock that are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:

  •
  all depositary shares have been redeemed;

  •
  there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation and the distribution has been made to the holders of depositary receipts evidencing the depositary shares underlying the Ventas, Inc. preferred stock; or

  •
  each related share of preferred stock has been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of the depositary in connection with the initial deposit of the preferred stock and any redemption of preferred stock. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of the depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.

Resignation and Removal of Depositary

        A depositary may resign at any time by delivering to Ventas, Inc. notice of its election to do so. In addition, Ventas, Inc. may at any time remove a depositary. Any resignation or removal will take effect when Ventas, Inc. appoints a successor depositary and it accepts the appointment. Ventas, Inc. must appoint a successor depositary within 60 days after delivery of a notice of resignation or removal. A depositary must be a bank or trust company having its principal office in the United States that has a combined capital and surplus of at least $50 million.

Miscellaneous

        A depositary will be required to forward to holders of depositary receipts any reports and communications it receives from Ventas, Inc. with respect to the related shares of preferred stock. Holders of depository receipts will be able to inspect the transfer books of the depository and the list of holders of receipts upon reasonable notice.

        Neither Ventas, Inc. nor the depositary will be liable if the depositary is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Ventas, Inc.'s obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith and without gross negligence or willful misconduct. Neither Ventas, Inc. nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related shares of preferred stock unless satisfactory indemnity is furnished. Ventas, Inc. and each depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting shares of preferred stock for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

        If a depositary receives conflicting claims, requests or instructions from any holder of depositary receipts, on the one hand, and Ventas, Inc., on the other hand, the depositary will be entitled to act on the claims, requests or instructions received from us.

DESCRIPTION OF VENTAS, INC. WARRANTS

        This section describes the general terms and provisions of Ventas, Inc. warrants. The prospectus supplement relating to an offering of the warrants will describe more specific terms of the warrants being offered, including the number of warrants offered, the initial offering price and the terms of the underlying securities and any general terms outlined in this section that will not apply to those warrants.

        The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable warrant agreement (including the warrant certificate), the form of which is or will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and incorporated herein by reference. You should read the form of warrant agreement (including the warrant certificate) for additional information before you buy any Ventas, Inc. warrants.

        Ventas, Inc. may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to Ventas, Inc., or to receive from Ventas, Inc., the cash value of the right to purchase or sell, debt securities, preferred stock, depositary shares or common stock. Ventas, Inc. will enter a warrant agreement governing the issuance of the warrants with a warrant agent, who will act solely as its agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The applicable prospectus supplement will describe the terms of each series of warrants being offered including some or all of the following:

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  the offering price;

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  the number of warrants offered;

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  the securities underlying the warrants;

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  the exercise price, the procedures for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

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  the date on which the warrants will expire;

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  the federal income tax consequences of owning the warrants;

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  the rights, if any, Ventas, Inc. has to redeem the warrants;

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  the name of the warrant agent; and

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  any other terms of the warrants.

        Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities underlying the warrants and will not be entitled to payments made to holders of those securities.

        Ventas, Inc. and the applicable warrant agent may amend or supplement the warrant agreement without the consent of the affected holders of warrants to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable series of warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement, as amended. The applicable prospectus supplement may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant.

 DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms and provisions of the debt securities of Ventas Realty, the debt securities of Ventas Realty and Ventas Capital, collectively, and the debt securities of Ventas, Inc. For purposes hereof, references to the issuer(s) means any of Ventas Realty, Ventas Realty and Ventas Capital, collectively, or Ventas, Inc., as applicable. The prospectus supplement relating to any offering of debt securities will describe more specific terms of the debt securities being offered, including the designation of the series, the aggregate principal amount being offered, the initial offering price, the interest rate and any redemption, purchase or conversion rights and any general terms described in this section that will not apply to those debt securities.

        The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable base indenture referred to below and the supplemental indenture (including the form of debt security) relating to the applicable series of debt securities, the form of each of which is or will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and incorporated by reference herein. You should read the applicable base indenture and supplemental indenture (including the applicable form of debt security) for additional information before you buy any debt securities of the issuer(s).

        The debt securities will be direct unsecured general obligations of the issuer(s) and may include debentures, notes, bonds or other evidences of indebtedness. The debt securities may be senior or subordinated and will be issued under one or more indentures among the issuer(s), the guarantor(s) named therein and U.S. Bank National Association, as the initial trustee, which we refer to herein as base indentures. The base indentures do not limit the aggregate principal amount of debt securities that may be issued thereunder.

        Senior debt securities will be issued under a senior indenture, in one or more series established pursuant to a supplemental indenture or a resolution duly adopted by the Board of Directors of the issuer(s) or a duly authorized committee thereof. Subordinated debt securities will be issued under a subordinated indenture, in one or more series established pursuant to a supplemental indenture or a resolution duly adopted by the Board of Directors of the issuer(s) or a duly authorized committee thereof. In this prospectus, we refer to the senior indenture and the subordinated indenture (together with each applicable supplemental indenture or resolution establishing the applicable series of debt securities), collectively, as the indentures. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended.

General

        Each indenture provides that there may be more than one trustee with respect to one or more series of debt securities under that indenture. Any trustee under an indenture may resign or be removed with respect to one or more series of debt securities issued under that indenture, and a successor trustee may be appointed to act with respect to such series.

        If two or more persons are acting as trustee with respect to different series of debt securities issued under the same indenture, each of the trustees will be a trustee of a trust under that indenture separate and apart from the trust administered by any other trustee. In that case, except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by the trustee may be taken by a trustee only with respect to the one or more series of debt securities for which it is trustee.

        The applicable prospectus supplement will describe the specific terms of each series of debt securities being offered, including some or all of the following:

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  the title of the debt securities;

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  the issuer(s) of the debt securities;

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  any limit on the aggregate principal amount of the debt securities;

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  the purchase price of the debt securities, expressed as a percentage of the principal amount;

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  the date or dates on which the principal of and any premium on the debt securities will be payable or the method for determining the date or dates;

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  if the debt securities will bear interest, the interest rate or rates or the method by which the rate or rates will be determined;

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  if the debt securities will bear interest, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable, the record dates for those interest payment dates and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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  the place or places where payments on the debt securities will be made and the debt securities may be surrendered for registration of transfer or exchange;

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  if the issuer(s) will have the option to redeem all or any portion of the debt securities, the terms and conditions upon which the debt securities may be redeemed;

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  the terms and conditions of any sinking fund or any similar provisions obligating the issuer(s) or permitting a holder to require the issuer(s) to redeem or purchase all or any portion of the debt securities prior to final maturity;

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  the currency or currencies in which the debt securities are denominated and payable if other than U.S. dollars and the manner of determining the equivalent of those amounts in U.S. dollars;

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  whether the amount of any payments on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts are to be determined;

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  any additions or changes to the events of default in the applicable base indenture;

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  the portion of the principal payable upon acceleration of maturity, if other than the entire principal amount;

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  any additions or changes with respect to the other covenants in the applicable base indenture;

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  the terms and conditions, if any, upon which the debt securities may be convertible into common stock;

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  whether the debt securities will be issued in certificated or book-entry form and, if the latter, the securities depositary;

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  whether the debt securities will be issued in denominations other than $1,000 and any integral multiple of $1,000;

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  the applicability of the defeasance and covenant defeasance provisions of the applicable base indenture;

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  the guarantor(s), if any, who will guarantee the debt securities and the methods for determining, and releasing, such guarantor(s), if any;

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  the trustee for that series of debt securities, if other than U.S. Bank National Association; and

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  any other terms of the debt securities consistent with the provisions of the applicable base indenture.

        Debt securities may be issued as original issue discount securities to be offered and sold at substantial discount from their stated principal amount. Special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

        Unless otherwise provided with respect to a series of debt securities, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000.

Certificated Debt Securities

        Except as otherwise provided in the applicable prospectus supplement, debt securities will not be issued in certificated form. If, however, debt securities are to be issued in certificated form, no service charge will be made for any transfer or exchange of any of those debt securities, but the issuer(s) may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

Book-Entry Debt Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more fully registered global securities that will be deposited with the depositary identified in the applicable prospectus supplement, which will keep a computerized record of its participants (for example, brokers) whose clients have purchased the debt securities. Each participant will then keep a record of its clients who purchased the debt securities. Unless a global security is exchanged in whole or in part for debt securities in certificated form, it may not be transferred. However, transfers of the whole security between the depositary for that global security and its nominees or their respective successors are permitted.

        Unless otherwise provided in the applicable prospectus supplement, The Depository Trust Company, New York, New York, which we refer to in this prospectus as DTC, will act as depositary for each series of global securities, and DTC will register the global securities in the name of its nominee, Cede & Co. Beneficial interests in global securities will be shown on, and transfers of global securities will be effected only through, records maintained by DTC and its participants.

        DTC has provided the following information to us. DTC, the world's largest securities depositary, is a:

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  limited purpose trust company organized under the New York Banking Law;

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  "banking organization" within the meaning of the New York Banking Law;

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  member of the U.S. Federal Reserve System;

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  "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

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  "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act.

        DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing

Corporation, all of which are registered clearing agencies. DTCC is owned by users of its regulated subsidiaries. Access to DTC's book-entry system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. DTC has Standard & Poor's highest rating: AAA. The rules applicable to DTC and its direct and indirect participants are on file with the Commission.

        Principal and interest payments on global securities registered in the name of DTC's nominee will be made in immediately available funds to DTC's nominee as the registered owner of the global securities. The issuer(s) and the trustee will treat DTC's nominee as the owner of the global securities for all other purposes as well. Accordingly, the issuer(s), the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities. DTC's practice is to credit direct participants' accounts upon receipt of any payment of principal or interest on the payment date in accordance with their respective holdings of beneficial interests in the global securities as shown on DTC's records. Payments by direct and indirect participants to owners of beneficial interests in the global securities will be governed by standing instructions and customary practices. These payments will be the responsibility of the direct and indirect participants and not of DTC, the trustee or the issuer(s), subject to any statutory or regulatory requirements as may be in effect from time to time.

        Debt securities represented by a global security will be exchangeable for debt securities in definitive form of like amount and terms in authorized denominations only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary;

  •
  DTC ceases to be a registered clearing agency and a successor depositary is not appointed by us within 120 days; or

  •
  we determine not to require all of the debt securities of a series to be represented by a global security and notify the applicable trustee of our decision.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Merger Covenant

        Pursuant to the terms of each indenture, Ventas, Inc. may not, directly or indirectly: (1) consolidate or merge with or into another person or entity, or (2) sell, assign, transfer, convey, lease (other than to an unaffiliated operator in the ordinary course of business) or otherwise dispose of all or substantially all of the properties or assets of Ventas, Inc. and its subsidiaries taken as a whole, in one or more related transactions, to another person or entity, unless:

  •
  either (a) Ventas, Inc. is the surviving corporation or (b) the person or entity formed by or surviving any such consolidation or merger (if other than Ventas, Inc.) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

  •
  the person or entity formed by or surviving any such consolidation or merger (if other than Ventas, Inc.) or the person or entity to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of Ventas, Inc.'s obligations under the applicable debt securities and the applicable indenture pursuant to agreements reasonably satisfactory to the trustee; and

  •
  immediately after such transaction, on a pro forma basis giving effect to such transaction or series of transactions (and treating any obligation of Ventas, Inc. or any subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no default or event of default exists under the applicable indenture.

        Upon any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of Ventas, Inc. in accordance with the foregoing provisions, the successor person or entity formed by such consolidation or into which Ventas, Inc. is merged or to which such sale, assignment, transfer, conveyance, lease or other disposition is made, will succeed to, and be substituted for, and may exercise every right and power of, Ventas, Inc. under the applicable indenture with the same effect as if such successor initially had been named as Ventas, Inc. therein. When a successor assumes all the obligations of its predecessor under the applicable indenture and the applicable debt securities following a consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of 90% or more of the assets of the predecessor in accordance with the foregoing provisions, the predecessor will be released from those obligations.

Events of Default, Notice and Waiver

        Each base indenture provides that the following are events of default with respect to any series of debt securities issued thereunder, unless the applicable prospectus supplement states otherwise:

  •
  default for 30 days in the payment of any interest on any debt security of that series;

  •
  default in the payment of the principal or premium, if any, on any debt security of that series when due and payable;

  •
  default in the making of any sinking fund payment required for any debt security of that series when due;

  •
  breach by Ventas, Inc. or its subsidiaries of any other term of the applicable indenture for 60 days after receipt of notice of default stating they are in breach (either the applicable trustee or the holders of more than 25% in aggregate principal amount of the applicable debt securities of that series then outstanding may send the notice);

  •
  default under any other indebtedness of Ventas, Inc. or its subsidiaries in an aggregate principal amount exceeding $50.0 million after any applicable grace period, which default results in the acceleration of the maturity of such indebtedness and where that indebtedness is not discharged or that acceleration is not rescinded or annulled within ten days after receipt of written notice specifying the default (either the applicable trustee or the holders of more than 25% in aggregate principal amount of the applicable debt securities of that series then outstanding may send the notice);

  •
  certain events of bankruptcy, insolvency or reorganization of Ventas, Inc. or its significant subsidiaries;

  •
  the cessation of any guarantee(s) of the debt securities to be in full force and effect or the disaffirmance or denial by the guarantor(s) of their obligations with respect to any guarantee(s) of the debt securities; and

  •
  any other event of default provided with respect to that particular series of debt securities and described in the applicable prospectus supplement.

        The applicable trustee will be required to give notice to the holders of the applicable debt securities within 90 days after a default under the applicable indenture unless the default has been cured or waived. The applicable trustee may withhold notice to the holders of the applicable debt securities of any default, except a default in the payment of the principal of or interest on the applicable debt securities, if specified responsible officers of the applicable trustee in good faith determine that withholding the notice is in the interest of the holders.

        If an event of default with respect to the applicable debt securities has occurred and has not been cured, either the applicable trustee or the holders of at least 25% in principal amount of the then outstanding applicable debt securities may declare the entire principal amount of the applicable debt securities to be due and immediately payable by written notice to the Ventas, Inc., the issuer(s) and the applicable trustee. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all outstanding debt securities will be automatically accelerated, without any action by the applicable trustee or any holder. At any time after the applicable trustee or the holders have accelerated the applicable debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of the then outstanding applicable debt securities may, under certain circumstances, rescind and annul such acceleration.

        Holders of a majority in principal amount of any series of outstanding debt securities may, subject to some limitations, waive any past default with respect to that series and the consequences of the default (including without limitation waivers obtained in connection with the purchase of, or tender offer or exchange offer for, such debt securities). The prospectus supplement relating to any series of debt securities that are original issue discount securities will describe the particular provisions relating to acceleration of a portion of the principal amount of those original issue discount securities upon the occurrence and continuation of an event of default.

        Except in cases of default, where a trustee has some special duties, the applicable trustee is not required to take any action under the applicable indenture at the request of any holders of applicable debt securities unless such holders offer the applicable trustee reasonable protection from expenses and liability. We refer to this as an "indemnity." If reasonable indemnity is provided, the holders of a majority in principal amount of the then outstanding applicable debt securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the applicable trustee. These majority holders may also direct the applicable trustee in performing any other action under the applicable indenture, subject to certain limitations.

        Before a holder bypasses the applicable trustee and brings its own lawsuit or other formal legal action or takes other steps to enforce its rights or protect its interests relating to the applicable debt securities, the following must occur:

  (1)
  The holder must give the applicable trustee written notice that an event of default with respect to the applicable debt securities has occurred and remains uncured;

  (2)
  The holders of at least a majority in principal amount of all outstanding applicable debt securities must make a written request that the applicable trustee take action because of the default, and must offer reasonable indemnity to the applicable trustee against the cost and other liabilities of taking that action;

  (3)
  The applicable trustee must have not taken action for 60 days after receipt of the notice and offer of indemnity; and

  (4)
  The holders of at least a majority in principal amount of all outstanding applicable debt securities must not have given the applicable trustee a direction inconsistent with such request within such 60-day period.

        However, a holder is entitled at any time to bring a lawsuit for the payment of money due on any debt security after its due date.

        Within 120 days after the end of each fiscal year, Ventas, Inc. will furnish to the applicable trustee a written statement by certain of Ventas, Inc.'s officers certifying that to their knowledge, Ventas, Inc. is in compliance with the applicable indenture and the applicable debt securities, or otherwise specifying any default.

Modification of the Indentures

        Except as provided in the next two succeeding paragraphs, each indenture and/or the applicable debt securities may be amended or supplemented with the written consent of the holders of at least a majority in principal amount of the then outstanding debt securities issued under the applicable indenture affected by such amendment or supplement voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such debt securities), and any existing default, event of default (other than a default or event of default with respect to the payment of the principal or premium, if any, of or interest on the debt securities, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the applicable indenture or the applicable debt securities may be waived with the consent of the holders of a majority in principal amount of the then outstanding debt securities issued under the applicable indenture affected thereby voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the applicable debt securities).

        Without the consent of each holder affected, an amendment or waiver may not (with respect to any debt securities held by a non-consenting holder):

  •
  reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the principal of or change the fixed maturity of any debt security or alter the provisions with respect to the redemption of such debt security;

  •
  reduce the rate of or change the time for payment of interest on any debt security;

  •
  reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy;

  •
  waive a default or event of default in the payment of principal of, or interest or premium, or additional amounts, if any, on the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities affected thereby and a waiver of the payment default that resulted from such acceleration);

  •
  make a debt security payable in a currency other than the currency stated in that debt security;

  •
  make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of debt securities to receive payments of principal of, or interest or premium, or additional amounts, if any, on the debt securities;

  •
  release any guarantor from any of its obligations under its guarantee of the debt securities or under that indenture except in accordance with the terms of that indenture; or

  •
  make any change in the amendment and waiver provisions set forth above.

        Any such consent need only approve the substance, rather than the particular form, of the proposed amendment.

        Notwithstanding the preceding, without the consent of any holder of debt securities, the indentures or the applicable debt securities issued thereunder may be amended or supplemented to:

  •
  cure any ambiguity, defect or inconsistency;

  •
  provide for uncertificated debt securities in addition to or in place of certificated debt securities;

  •
  provide for the assumption of the obligations of the issuer(s) to holders of debt securities in the case of a merger or consolidation or sale of all or substantially all of the assets of the issuer(s);

  •
  add additional guarantees with respect to the applicable debt securities;

  •
  secure the applicable debt securities;

  •
  evidence the succession of another entity to Ventas, Inc. and the assumption by the successor of the covenants of Ventas, Inc. contained in the applicable indenture;

  •
  add any additional events of default for the benefit of the holders of all or any series of debt securities (and if such events of default are to be for the benefit of less than all series of debt securities, stating that such events of default are expressly being included solely for the benefit of that series);

  •
  change or eliminate any of the provisions of an indenture, provided that any such change or elimination will become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision;

  •
  establish the form or terms of debt securities of any series as permitted by the applicable indenture, including the provisions and procedures relating to debt securities convertible into Ventas, Inc. common stock;

  •
  evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee;

  •
  supplement any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the applicable indenture, provided that any such action will not adversely affect the interests of the holders of debt securities of that series or any other series of debt securities in any material respect;

  •
  make any other change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect the legal rights under the applicable indenture of any such holder; or

  •
  comply with requirements of the Commission in order to effect or maintain the qualification of the applicable indenture under the Trust Indenture Act.

Defeasance and Covenant Defeasance

        When the issuer(s) establish a series of debt securities, they may provide that the debt securities of that series are subject to the defeasance and discharge provisions of the applicable indenture. If those provisions are made applicable, the issuer(s) may elect either:

  •
  to defease and, together with the guarantor(s) (if any), be legally released from, subject to some limitations, all of their respective obligations with respect to the debt securities of that series; or

  •
  to be released from the obligations to comply with specified covenants and eliminate certain events of default relating to the debt securities of that series as described in the applicable prospectus supplement.

        To effect defeasance or covenant defeasance, the issuer(s) must irrevocably deposit in trust with the applicable trustee an amount in any combination of funds or government obligations, which, through the payment of principal and interest in accordance with their terms, will provide money sufficient to make payments on the debt securities of that series and any mandatory sinking fund or analogous payments on the debt securities of that series.

        Upon such defeasance, the issuer(s) will not be released from obligations:

  •
  to pay additional amounts, if any, on the debt securities of that series upon the occurrence of some events;

  •
  to register the transfer or exchange of the debt securities of that series;

  •
  to replace some of the debt securities of that series;

  •
  to maintain an office relating to the debt securities of that series; or

  •
  to hold moneys for payment in trust.

        To establish such a trust, the issuer(s) must, among other things, deliver to the applicable trustee an opinion of counsel to the effect that the holders of the debt securities of that series:

  •
  will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance; and

  •
  will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. In the case of defeasance, the opinion of counsel must be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture.

        Government obligations generally mean securities which are:

  •
  direct obligations of the U.S. or of the government that issued the foreign currency in which the debt securities of a particular series are payable, in each case, where the issuer has pledged its full faith and credit to pay the obligations; or

  •
  obligations of an agency or instrumentality of the U.S. or of the government that issued the foreign currency in which the debt securities of that series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the U.S. or that other government.

In any case, the issuer of government obligations cannot have the option to call or redeem the obligations. In addition, government obligations include, subject to certain qualifications, a depository receipt issued by a bank or trust company as custodian with respect to any government obligation or a specific payment of interest on or principal of any such government obligation held by the custodian for the account of a depository receipt holder.

        If the issuer(s) effect covenant defeasance with respect to the debt securities of any series, the amount on deposit with the applicable trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity. However, the debt securities of that series may become due and payable prior to their stated maturity if there is an event of default with respect to a covenant from which the issuer(s) have not been released. In that event, the amount on deposit may not be sufficient to pay all amounts due on the debt securities of that series at the time of the acceleration and the holders of those debt securities will be required to look to the issuer(s) and the guarantor(s), if any, for repayment of any shortfall.

        The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above.

Ranking

        Each series of senior debt securities will constitute senior indebtedness and will rank equally with each other series of senior debt securities and other senior indebtedness and senior to all subordinated indebtedness, including, but not limited to, all subordinated debt securities. Each series of subordinated debt securities will constitute subordinated indebtedness and will rank equally with each other series of subordinated debt securities but subordinate to all senior indebtedness.

        Payments on the subordinated debt securities will be subordinated to the senior indebtedness of the issuer(s) and the guarantor(s), if any, described under "Guarantees" below, whether outstanding on the date of the subordinated indenture or incurred after that date. At December 31, 2011, we had $6.4 billion of outstanding senior indebtedness (including mortgage loans, capital lease obligations and unamortized fair value adjustment, but excluding unamortized commission fees and discounts). The prospectus supplement relating to each issuance of subordinated debt securities will specify the aggregate amount of our outstanding indebtedness as of the most recent practicable date that would rank senior to the subordinated debt securities.

        If any of the following events occur, the holders of senior indebtedness must receive payment of the full amount due on the senior indebtedness, or that payment must be duly provided for, before the issuer(s) may make payments on the subordinated debt securities:

  •
  any distribution of our assets upon our liquidation, reorganization or other similar transaction except for a distribution in connection with a merger or other transaction complying with the covenant described above under "Merger Covenant";

  •
  the occurrence and continuation of a payment default on any senior indebtedness; or

  •
  a declaration of the principal of any series of subordinated debt securities, or, in the case of original issue discount securities, the portion of the principal amount specified under their terms, as due and payable, that has not been rescinded and annulled.

        However, if the event is the acceleration of any series of subordinated debt securities, only the holders of senior indebtedness outstanding at the time of the acceleration of those subordinated debt securities, or, in the case of original issue discount securities, that portion of the principal amount specified under their terms, must receive payment of the full amount due on that senior indebtedness, or such payment must be duly provided for, before the issuer(s) make payments on the subordinated debt securities.

        As a result of the subordination provisions, some of our general creditors, including holders of senior indebtedness, may recover more, ratably, than the holders of the subordinated debt securities in the event of insolvency.

        For purposes of the subordinated indenture, "senior indebtedness" of the issuer(s) and any guarantor(s) means the following indebtedness or obligations:

  •
  the principal of and premium, if any, and unpaid interest on indebtedness for money borrowed;

  •
  purchase money and similar obligations;

  •
  obligations under capital leases;

  •
  guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which the issuer(s) or the guarantor(s), if any, are responsible for the payment of, the indebtedness of others;

  •
  renewals, extensions and refundings of the foregoing indebtedness;

  •
  interest or obligations in respect of the foregoing indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings; and

  •
  obligations associated with derivative products.

        However, indebtedness or obligations do not constitute senior indebtedness if the instrument by which the issuer(s) or the guarantor(s) become obligated for that indebtedness or those obligations expressly provides that that indebtedness or those obligations are junior in right of payment to any other indebtedness or obligations of the issuer(s) or the guarantors, as applicable.

Convertible Debt Securities

        Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to debt securities of Ventas, Inc. that will be convertible into shares of Ventas, Inc. common stock.

        Each holder of unredeemed convertible debt securities may, at any time during the period specified in the applicable prospectus supplement, convert those convertible debt securities into shares of Ventas, Inc. common stock. The conversion price or rate for each $1,000 principal amount of convertible debt securities will be specified in the applicable prospectus supplement. The holder of a convertible debt security may convert only a portion of the convertible debt security that is $1,000 principal amount or any integral multiple of $1,000. In the case of convertible debt securities called for redemption, conversion rights will expire at the close of business on the date fixed for the redemption. However, in the case of repayment at the option of the applicable holder, conversion rights will terminate upon receipt of written notice of the holder's exercise of that option.

        The conversion price or rate may be subject to adjustment in certain events, as specified in the applicable indenture, including:

  •
  the issuance of shares of Ventas, Inc. common stock as a dividend on the common stock;

  •
  subdivisions and combinations of Ventas, Inc. common stock;

  •
  the issuance to all holders of Ventas, Inc. common stock of rights or warrants entitling such holders for a period not exceeding 45 days to subscribe for or purchase shares of common stock at a price per share less than its then current per share market price; and

  •
  the distribution to all holders of Ventas, Inc. common stock of:

  (1)
  shares of Ventas, Inc. capital stock, other than common stock;

  (2)
  evidence of Ventas, Inc. indebtedness or assets excluding cash dividends or distributions paid from its retained earnings; or

  (3)
  subscription rights or warrants other than those referred to above.

        However, Ventas, Inc. will not be required to make any adjustment of the conversion price or rate of less than 1%. Fractional shares of common stock will not be issued upon conversion. In lieu of fractional shares, we will pay a cash adjustment. Unless otherwise specified in the applicable prospectus supplement, debt securities surrendered for conversion between any record date for an interest payment and the related interest payment date must be accompanied by payment of an amount in cash equal to the interest payment on the surrendered debt security. However, that payment does not have to accompany debt securities surrendered for conversion if those debt securities have been called for redemption during that period. Furthermore, upon conversion of any original issue discount security, the fixed number of shares of common stock into which such original issue discount security is convertible will first be applied to the portion attributable to the accrued original issue discount relating to the period from the date of issuance to the date of conversion of the original issue discount security, and, second, to the portion attributable to the balance of the principal amount of such debt securities.

Guarantees

        If the applicable prospectus supplement relating to a series of debt securities provides that those debt securities will have the benefit of a guarantee by Ventas, Inc., Ventas Capital and/or Ventas Realty, then the debt securities will be fully and unconditionally guaranteed by Ventas, Inc., Ventas Capital and/or Ventas Realty, as applicable. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries of the issuer(s), the non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the issuer(s). The guarantees will be general obligations of each guarantor. The guarantees will be joint and several obligations of the guarantors. If a series of debt securities is so guaranteed, a supplemental indenture to the applicable base indenture will be executed by each guarantor. Ventas, Inc. is the guarantor under the indentures governing Ventas Realty's and Ventas Capital's existing senior notes. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. A guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge into another company, other than an issuer or another guarantor, unless the person acquiring the property in any such sale or disposition or the person formed by or surviving any such consolidation or merger assumes all of the obligations of that guarantor pursuant to a supplemental indenture satisfactory to the applicable trustee, and only if immediately after giving effect to the transaction, no default or event of default would exist. The terms of any guarantee and the conditions upon which any guarantor may be released from its obligations under that guarantee will be set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

        We may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers, including to a limited number of institutional purchasers, to a single purchaser or to our affiliates and stockholders, (3) through agents or (4) through a combination of any of these methods. The prospectus supplement relating to any offering will set forth the following information:

  •
  the terms of the offering;

  •
  the names of any underwriters, dealers or agents;

  •
  the name or names of any managing underwriter or underwriters;

  •
  the purchase price or initial public offering price of the securities;

  •
  the net proceeds from the sale of the securities;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions and other items constituting underwriters' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any commissions paid to agents.

Sale through Underwriters or Dealers

        If any securities are offered through underwriters, the underwriters will acquire the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer and sell securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise provided in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and dealers may receive compensation from the underwriters in the form of discounts or concessions. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        In order to facilitate the offering of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the securities for their account. In addition, to cover overallotments or to stabilize the price of the shares, the underwriters may bid for, and purchase, shares in the open market. Finally, an underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed shares in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the offered securities above independent market levels. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time.

        Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

        If any securities are offered through dealers, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.

Direct Sales and Sales through Agents

        We may sell the securities directly to purchasers. If the securities are sold directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities, we will describe the terms of any such sales in the applicable prospectus supplement. We may also sell the securities through agents designated from time to time. Sales may be made by means of ordinary brokers' transactions on the New York Stock Exchange at market prices, in block transactions and such other transactions as agreed by us and any agent. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless otherwise provided in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Remarketing Arrangements

        Offered securities may also be offered and sold, if we so indicate in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters of the offered securities under the Securities Act.

Delayed Delivery Contracts

        If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will describe the conditions to those contracts and the commission payable for solicitation of those contracts.

General Information

        We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

        Each underwriter, dealer and agent participating in the distribution of any of the securities that are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, securities in bearer form in the United States or to United States persons, other than qualifying financial institutions, during the restricted period, as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7).

 VALIDITY OF THE OFFERED SECURITIES

        Willkie Farr & Gallagher LLP, New York, New York will issue an opinion for Ventas, Inc., Ventas Realty and Ventas Capital regarding the legality of certain of the offered securities. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

        Our consolidated financial statements appearing in our Annual Report (Form 10-K) for the year ended December 31, 2011 (including the financial statement schedule appearing therein), and the effectiveness of our internal control over financial reporting as of December 31, 2011 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

        We are subject to the informational reporting requirements of the Exchange Act and, in accordance therewith, file reports, proxy statements, information statements and other information with the Commission. Reports, proxy statements, information statements and other information filed by us with the Commission pursuant to the requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material also may be obtained from the Public Reference Section of the Commission located at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a website that contains reports, proxy statements, information statements and other information regarding us. The Commission's website address is www.sec.gov. We are a publicly held corporation and our common stock is traded on the New York Stock Exchange under the symbol "VTR." Reports, proxy statements, information statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Information about us is also available on our website at www.ventasreit.com. Information on our website is not incorporated by reference herein and our web address is included in this prospectus as an inactive textual reference only.

        Statements contained or deemed to be incorporated by reference in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to a document incorporated or deemed to be incorporated by reference in this prospectus, each such statement being qualified in all respects by such reference.

        We are incorporating by reference in this prospectus the information we file with the Commission. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We are incorporating by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until all of the securities offered under this prospectus are sold:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2011;

  •
  our Current Reports on Form 8-K filed on January 6, 2012, February 6, 2012, February 14, 2012, February 17, 2012 (however, we do not incorporate by reference any information under Item 2.02, Results of Operations and Financial Condition), March 30, 2012, and April 2, 2012 (two reports); and

  •
  our Proxy Statement for our 2012 Annual Meeting of Stockholders, filed with the Commission on April 2, 2012.

        You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Corporate Secretary
Ventas, Inc.
353 North Clark Street
Suite 3300
Chicago, Illinois 60654
(877) 483-6827

        No separate financial statements of Ventas Realty or Ventas Capital have been included herein. It is not expected that Ventas Realty or Ventas Capital will file reports, proxy statements or other information under the Exchange Act with the Commission.

        We have not authorized anyone to give any information or make any representation about our company that is different from, or in addition to, that contained in this prospectus or in any of the materials that have been incorporated by reference into this prospectus. Therefore, if anyone gives you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.

Registration fee under Securities Act of 1933	$		#
Blue Sky fees and expenses		50,000	*
Legal fees and expenses		600,000	*
Accounting fees and expenses		600,000	*
Printing and engraving		400,000	*
Rating agencies fees		500,000	*
Trustee fees (including counsel fees)		50,000	*
Miscellaneous fees and expenses		50,000	*

Total		$2,250,000	*

#
Deferred in reliance upon Rules 456(b) and 457(r).

*
Estimated and subject to future contingencies.

Item 15.    Indemnification of Directors and Officers

Ventas, Inc.

        Section 145 of the Delaware General Corporation Law (the "DGCL") empowers Ventas, Inc. to, and Article VII of Ventas, Inc.'s Amended and Restated Certificate of Incorporation, as amended (the "Certificate"), provides that it will, indemnify any person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), because he or she is or was a Ventas, Inc. director or officer, or is or was serving at the request of Ventas, Inc. as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses, liabilities and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by him or her in connection with such Proceeding. Ventas, Inc. may provide by action of its Board of Directors through agreement, resolution or by a provision in its Fourth Amended and Restated By-Laws, as amended ("By-Laws"), indemnification of its employees and agents with substantially the same scope and effect as the indemnification provided in Article VII of the Certificate.

        Expenses incurred by such a person in his or her capacity as one of Ventas, Inc.'s directors or officers (and not in any other capacity in which service was or is rendered by such person while a director or officer) in defending a Proceeding may be paid by Ventas, Inc. in advance of the final disposition of such Proceeding as authorized by the Board of Directors in a specific case upon receipt of an undertaking by or on behalf of that person to repay such amounts, unless it is ultimately determined that such person is entitled to be indemnified by Ventas, Inc. as authorized by the DGCL. Expenses incurred by a person in any capacity other than as one of Ventas, Inc.'s officers or directors may be paid in advance of the final disposition of a Proceeding on such terms and conditions, if any, as the Board of Directors of Ventas, Inc. deems appropriate.

        Pursuant to Section 102(b)(7) of the DGCL, the Certificate eliminates certain liability of its directors for breach of their fiduciary duty of care. Article VI of the Certificate provides that neither Ventas, Inc. nor its stockholders may recover monetary damages from Ventas, Inc.'s directors for breach of the duty of care in the performance of their duties as Ventas, Inc.'s directors. Article VI does not, however, eliminate the liability of Ventas, Inc.'s directors (i) for a breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful distributions), or (iv) for any improper personal benefit.

        The indemnification provided for by Article VII of the Certificate is a contract right and continues as to persons who cease to be directors, officers, employees or agents and inures to the benefit of the heirs, executors and administrators of such persons. No amendment to the Certificate or repeal of any article thereof increases the liability of any of its directors or officers for acts or omissions of such persons occurring prior to such amendment or repeal.

        The right to indemnification conferred by Article VII of the Certificate is not exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to actions taken in his or her official capacity and in any other capacity while holding such office.

        Ventas, Inc. may purchase and maintain insurance on behalf of any person who is or was one of its directors, officers, employees or agents, or is or was serving at its request as a director, trustee, officer, partner, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in such capacity or arising out of his or her status as such, whether or not Ventas, Inc. would have the power or be obligated to indemnify him or her against such liability under the provisions of Article VII of the Certificate or the DGCL.

        Ventas, Inc. currently has in effect directors' and officers' liability insurance policies, which cover any negligent act, error or omission of a director or officer, subject to certain exclusions and limitations.

Ventas Realty, Limited Partnership

        Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that, subject to such standards and restrictions in its partnership agreement, if any, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

        Section 9.5 of Ventas Realty's First Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") provides that Ventas Realty will indemnify and hold the officers, employees, agents and representatives of the partnership, its general partner, and each of the trustees, officers, employees, agents, and representatives of its general partner harmless from any loss or damage, including without limitation reasonable legal fees and court costs, incurred by it or any of them by reason of anything it or any of them may do or refrain from doing for and on behalf of Ventas Realty or in connection with Ventas Realty's business or affairs; provided, however, that Ventas Realty will not be required to indemnify any of its officers, employees, agents and representatives, its general partner or any of the trustees, officers, employees, agents, and representatives of its general partner for any loss or damage which such person might incur as a result of fraud, willful misconduct or gross negligence committed by any such person in the performance of their duties under the Partnership Agreement. Ventas Realty's indemnification obligations under the Partnership Agreement continue and are unaffected in respect of any other person which or who shall not have committed such fraud, willful misconduct or gross negligence. The indemnification provision under the Partnership Agreement does not relieve the general partner of its proportionate share of the obligations of Ventas Realty in its capacity as a partner thereof.

        Section 9.5 of the Partnership Agreement also provides that its general partner will be entitled to reimbursement from Ventas Realty for any amounts the general partner pays in satisfaction of indemnification obligations owed by Ventas Realty's general partner to present or former trustees, officers, employees, agents or representatives of such general partner or its predecessors, or other persons indemnified by such general partner, as provided for in or pursuant to the organizational documents of Ventas Realty's general partner or otherwise.

        The right to indemnification set forth in Section 9.5 of the Partnership Agreement is in addition to any rights to which the person or entity seeking indemnification may otherwise be entitled and inures to the benefit of the successors and assigns of any such person or entity.

        None of Ventas Realty's partners are personally liable with respect to any claim for indemnification pursuant to Section 9.5 of the Partnership Agreement and such claims will be satisfied solely out of assets of Ventas Realty.

        Section 9.4 of the Partnership Agreement provides that its general partner will not be liable or accountable, in damages or otherwise, to Ventas Realty or to any of its partners for any error of judgment or for any mistakes of fact or law or for anything which it may do or refrain from doing hereafter in connection with the business and affairs of Ventas Realty except (i) in the case of fraud, willful misconduct (such as an intentional breach of fiduciary duty or an intentional breach of the Partnership Agreement) or gross negligence, and (ii) for other breaches of the Partnership Agreement.

        Section 9.4 of the Partnership Agreement provides that its general partner shall not have any personal liability for the return of any limited partner's capital.

        Officers and directors of Ventas Realty are covered under the same liability insurance policies described under "—Ventas, Inc." above.

Ventas Capital Corporation

        Section 145 of the DGCL empowers Ventas Capital to, and Paragraph 10 of Ventas Capital's Certificate of Incorporation (the "VCC Certificate") provides that Ventas Capital will, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Ventas Capital) by reason of the fact that the person is or was a director, officer, employee or agent of Ventas Capital, or is or was serving at the request of Ventas Capital as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Ventas Capital and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Under Paragraph 10 of the VCC Certificate, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of Ventas Capital and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

        Also pursuant to Paragraph 10 of the VCC Certificate, Ventas Capital will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Ventas Capital to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of Ventas Capital, or is or was serving at the request of Ventas Capital as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys'

fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Ventas Capital; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Ventas Capital unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Expenses incurred in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of Ventas Capital) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent) be paid by Ventas Capital in advance of the final disposition of such action, suit or proceeding as authorized by Ventas Capital's board or directors upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by Ventas Capital as authorized by Paragraph 10 of the VCC Certificate.

        Pursuant to Section 102(b)(7) of the DGCL, Paragraph 10 of the VCC Certificate provides that no director will be personally liable to Ventas Capital or any stockholder of Ventas Capital for monetary damages for breach of fiduciary duty as a director. Paragraph 10 of the VCC Certificate does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to Ventas Capital or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful distributions), or (iv) for any transaction from which the director derived an improper personal benefit.

        Paragraph 10 of the VCC Certificate provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of Ventas Capital shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

        Neither the amendment nor repeal of Paragraph 10 of the VCC Certificate, nor the adoption of any provision of the VCC Certificate inconsistent with Paragraph 10, will eliminate or reduce the effect of Paragraph 10 of the VCC Certificate in respect of any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter that would have given rise to a right of indemnification or right to receive expenses pursuant to Paragraph 10 of the VCC Certificate if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

        The indemnification and other rights set forth in Paragraph 10 of the VCC Certificate is not exclusive of any provisions with respect thereto in Ventas Capital's By-laws or any other contract or agreement between Ventas Capital and any officer, director, employee or agent of Ventas Capital.

        Pursuant to Section 8 of Ventas Capital's By-laws, Ventas Capital will indemnify any and all of its directors or officers, including former directors or officers, and any employee who shall serve as an officer or director of any corporation at the request of Ventas Capital, to the fullest extent permitted under and in accordance with the laws of the State of Delaware.

        Officers and directors of Ventas Capital are covered under the same liability insurance policies described under "—Ventas, Inc." above.

Item 16.    Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement (for Ventas, Inc. common stock).*
1.2	Form of Underwriting Agreement (for Ventas, Inc. preferred stock).*
1.3	Form of Underwriting Agreement (for Ventas, Inc. depositary shares).*
1.4	Form of Underwriting Agreement (for Ventas, Inc. warrants).*
1.5	Form of Underwriting Agreement (for debt securities).*
3.1
Amended and Restated Certificate of Incorporation of Ventas, Inc., as amended (incorporated herein by reference to Exhibit 3.1 to Ventas, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011).
3.2	Fourth Amended and Restated By-Laws of Ventas, Inc., as amended (incorporated herein by reference to Exhibit 3.2 to Ventas, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011).
4.1	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to Ventas, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998).
4.2	Ventas, Inc. Distribution Reinvestment and Stock Purchase Plan (incorporated herein by reference to Ventas, Inc.'s Registration Statement on Form S-3, Registration No. 333-178185).
4.3	Form of Certificate of Designation for Ventas, Inc. preferred stock (together with form of preferred stock certificate).*
4.4
Form of Deposit Agreement, including form of Ventas, Inc. Depositary Receipt for Ventas, Inc. depositary shares (incorporated herein by reference to Exhibit 4.22 to Ventas, Inc.'s Registration Statement on Form S-3, Registration No. 333-90756, as amended).
4.5	Form of Warrant Agreement, including form of Ventas, Inc. warrant.*
4.6	Form of Senior Indenture (incorporated herein by reference to Exhibit 4.9 to Ventas, Inc.'s Registration Statement on Form S-3, Registration No. 333-133115).
4.7
Form of Senior Indenture (this Form of Senior Indenture is substantially identical to the Form of Senior Indenture referenced in Exhibit 4.6 except that (i) it provides for issuances of senior debt securities by Ventas Realty, Limited Partnership, as sole issuer, and (ii) it provides for guarantees of such debt securities by Ventas, Inc. and/or Ventas Capital Corporation).
4.8	Form of Subordinated Indenture (incorporated herein by reference to Exhibit 4.10 to Ventas, Inc.'s Registration Statement on Form S-3, Registration No. 333-133115).
4.9
Form of Subordinated Indenture (this Form of Subordinated Indenture is substantially identical to the Form of Subordinated Indenture referenced in Exhibit 4.8 except that (i) it provides for issuances of subordinated debt securities by Ventas Realty, Limited Partnership, as sole issuer, and (ii) it provides for guarantees of such debt securities by Ventas, Inc. and/or Ventas Capital Corporation).
5	Opinion of Willkie Farr & Gallagher LLP.

Exhibit No.	Description
12	Statement Regarding Computation of Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends (incorporated herein by reference to Exhibit 12 to Ventas, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2011).
23.1	Consent of Willkie Farr & Gallagher (included in their opinion filed as Exhibit 5).
23.2	Consent of Ernst & Young LLP.
24	Powers of Attorney (included on the signature pages hereto).
25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Indentures referenced in Exhibits 4.6 and 4.7.
25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Subordinated Indentures referenced in Exhibits 4.8 and 4.9.

*
To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.

Item 17.    Undertakings

(a)
The undersigned Registrants hereby undertake:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

  provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act to any purchaser:

  (i)
  Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the Registrants under the Securities Act to any purchaser in the initial distribution of the securities:

  The undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or their securities provided by or on behalf of the undersigned Registrants; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

(b)
The undersigned Registrants hereby further undertake that, for the purposes of determining any liability under the Securities Act, each filing of the annual reports of Ventas, Inc. pursuant to Section 13(a) or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, if any, shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, directors, officers and controlling persons of the Registrants pursuant to the provisions described under Item 15 of this registration statement, or otherwise (other than insurance), the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a trustee, director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such trustee, director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it or them is against public policy as expressed in such the Securities Act and will be governed by the final adjudication of such issue.

(d)
The undersigned Registrants hereby undertake that:

(1)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2)
For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois, on the 2nd day of April, 2012.

VENTAS, INC.
By:	/s/ DEBRA A. CAFARO Name: Debra A. Cafaro Title: Chairman and Chief Executive Officer

        The undersigned officers and directors of Ventas, Inc. hereby severally constitute and appoint Debra A. Cafaro and T. Richard Riney, and each of them, attorneys-in-fact for the undersigned, in any and all capacities, with the power of substitution, to sign any amendments to this registration statement (including post-effective amendments) and any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all interests and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 2nd day of April, 2012.

Signature	Title

/s/ DEBRA A. CAFARO Debra A. Cafaro	Chairman and Chief Executive Officer (Principal Executive Officer)
/s/ RICHARD A. SCHWEINHART Richard A. Schweinhart	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ ROBERT J. BREHL Robert J. Brehl	Chief Accounting Officer and Controller (Principal Accounting Officer)
/s/ DOUGLAS CROCKER II Douglas Crocker II	Director
/s/ RONALD G. GEARY Ronald G. Geary	Director

Signature	Title

/s/ JAY M. GELLERT Jay M. Gellert	Director
/s/ RICHARD I. GILCHRIST Richard I. Gilchrist	Director
/s/ MATTHEW J. LUSTIG Matthew J. Lustig	Director
/s/ DOUGLAS M. PASQUALE Douglas M. Pasquale	Director
/s/ ROBERT D. PAULSON Robert D. Paulson	Director
/s/ ROBERT D. REED Robert D. Reed	Director
/s/ SHELI Z. ROSENBERG Sheli Z. Rosenberg	Director
/s/ GLENN J. RUFRANO Glenn J. Rufrano	Director
/s/ JAMES D. SHELTON James D. Shelton	Director
/s/ THOMAS C. THEOBALD Thomas C. Theobald	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois, on the 2nd day of April, 2012.

VENTAS REALTY, LIMITED PARTNERSHIP
By:	VENTAS, INC., its General Partner
By:	/s/ DEBRA A. CAFARO
	Name:	Debra A. Cafaro
	Title:	Chairman and Chief Executive Officer

        The undersigned officers and directors of Ventas, Inc., general partner of Ventas Realty, Limited Partnership, hereby severally constitute and appoint Debra A. Cafaro and T. Richard Riney, and each of them, attorneys-in-fact for the undersigned, in any and all capacities, with the power of substitution, to sign any amendments to this registration statement (including post-effective amendments) and any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all interests and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 2nd day of April, 2012.

Signature	Title

/s/ DEBRA A. CAFARO Debra A. Cafaro	Chairman and Chief Executive Officer (Principal Executive Officer) of Ventas, Inc., general partner of Ventas Realty, Limited Partnership
/s/ RICHARD A. SCHWEINHART Richard A. Schweinhart	Executive Vice President and Chief Financial Officer (Principal Financial Officer) of Ventas, Inc., general partner of Ventas Realty, Limited Partnership
/s/ ROBERT J. BREHL Robert J. Brehl	Chief Accounting Officer and Controller (Principal Accounting Officer) of Ventas, Inc., general partner of Ventas Realty, Limited Partnership

Signature	Title

/s/ DOUGLAS CROCKER II Douglas Crocker II	Director of Ventas, Inc., general partner of Ventas Realty, Limited Partnership
/s/ RONALD G. GEARY Ronald G. Geary	Director of Ventas, Inc., general partner of Ventas Realty, Limited Partnership
/s/ JAY M. GELLERT Jay M. Gellert	Director of Ventas, Inc., general partner of Ventas Realty, Limited Partnership
/s/ RICHARD I. GILCHRIST Richard I. Gilchrist	Director of Ventas, Inc., general partner of Ventas Realty, Limited Partnership
/s/ MATTHEW J. LUSTIG Matthew J. Lustig	Director of Ventas, Inc., general partner of Ventas Realty, Limited Partnership
/s/ DOUGLAS M. PASQUALE Douglas M. Pasquale	Director of Ventas, Inc., general partner of Ventas Realty, Limited Partnership
/s/ ROBERT D. PAULSON Robert D. Paulson	Director of Ventas, Inc., general partner of Ventas Realty, Limited Partnership
/s/ ROBERT D. REED Robert D. Reed	Director of Ventas, Inc., general partner of Ventas Realty, Limited Partnership
/s/ SHELI Z. ROSENBERG Sheli Z. Rosenberg	Director of Ventas, Inc., general partner of Ventas Realty, Limited Partnership
/s/ GLENN J. RUFRANO Glenn J. Rufrano	Director of Ventas, Inc., general partner of Ventas Realty, Limited Partnership
/s/ JAMES D. SHELTON James D. Shelton	Director of Ventas, Inc., general partner of Ventas Realty, Limited Partnership
/s/ THOMAS C. THEOBALD Thomas C. Theobald	Director of Ventas, Inc., general partner of Ventas Realty, Limited Partnership

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois, on the 2nd day of April, 2012.

VENTAS CAPITAL CORPORATION
By:	/s/ DEBRA A. CAFARO
	Name:	Debra A. Cafaro
	Title:	Chief Executive Officer

        The undersigned officers and directors of Ventas Capital Corporation hereby severally constitute and appoint Debra A. Cafaro and T. Richard Riney, and each of them, attorneys-in-fact for the undersigned, in any and all capacities, with the power of substitution, to sign any amendments to this registration statement (including post-effective amendments) and any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all interests and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 2nd day of April, 2012.

Signature	Title

/s/ DEBRA A. CAFARO Debra A. Cafaro	Chief Executive Officer and Director (Principal Executive Officer)
/s/ RICHARD A. SCHWEINHART Richard A. Schweinhart	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ ROBERT J. BREHL Robert J. Brehl	Vice President and Chief Accounting Officer (Principal Accounting Officer)
/s/ T. RICHARD RINEY T. Richard Riney	Director
/s/ BRIAN K. WOOD Brian K. Wood	Director

Exhibit Index

Exhibit No.	Description
1.1	Form of Underwriting Agreement (for Ventas, Inc. common stock).*
1.2	Form of Underwriting Agreement (for Ventas, Inc. preferred stock).*
1.3	Form of Underwriting Agreement (for Ventas, Inc. depositary shares).*
1.4	Form of Underwriting Agreement (for Ventas, Inc. warrants).*
1.5	Form of Underwriting Agreement (for debt securities).*
3.1
Amended and Restated Certificate of Incorporation of Ventas, Inc., as amended (incorporated herein by reference to Exhibit 3.1 to Ventas, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011).
3.2	Fourth Amended and Restated Bylaws of Ventas, Inc. (incorporated herein by reference to Exhibit 3.2 to Ventas, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011).
4.1	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to Ventas, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998).
4.2	Ventas, Inc. Distribution Reinvestment and Stock Purchase Plan (incorporated herein by reference to Ventas, Inc.'s Registration Statement on Form S-3, Registration No. 333-178185).
4.3	Form of Certificate of Designation for Ventas, Inc. preferred stock (together with form of preferred stock certificate).*
4.4
Form of Deposit Agreement, including form of Ventas, Inc. Depositary Receipt for Ventas, Inc. depositary shares (incorporated herein by reference to Exhibit 4.22 to Ventas, Inc.'s Registration Statement on Form S-3, Registration No. 333-90756, as amended).
4.5	Form of Warrant Agreement, including form of Ventas, Inc. warrant.*
4.6	Form of Senior Indenture (incorporated herein by reference to Exhibit 4.9 to Ventas, Inc.'s Registration Statement on Form S-3, Registration No. 333-133115).
4.7
Form of Senior Indenture (this Form of Senior Indenture is substantially identical to the Form of Senior Indenture referenced in Exhibit 4.6 except that (i) it provides for issuances of senior debt securities by Ventas Realty, Limited Partnership, as sole issuer, and (ii) it provides for guarantees of such debt securities by Ventas, Inc. and/or Ventas Capital Corporation).
4.8	Form of Subordinated Indenture (incorporated herein by reference to Exhibit 4.10 to Ventas, Inc.'s Registration Statement on Form S-3, Registration No. 333-133115).
4.9
Form of Subordinated Indenture (this Form of Subordinated Indenture is substantially identical to the Form of Subordinated Indenture referenced in Exhibit 4.8 except that (i) it provides for issuances of subordinated debt securities by Ventas Realty, Limited Partnership, as sole issuer, and (ii) it provides for guarantees of such debt securities by Ventas, Inc. and/or Ventas Capital Corporation).
5	Opinion of Willkie Farr & Gallagher LLP.

Exhibit No.	Description
12	Statement Regarding Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends (incorporated herein by reference to Exhibit 12 to Ventas, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2011).
23.1	Consent of Willkie Farr & Gallagher (included in their opinion filed as Exhibit 5).
23.2	Consent of Ernst & Young LLP.
24	Powers of Attorney (included on the signature pages hereto).
25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Indentures referenced in Exhibits 4.6 and 4.7.
25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Subordinated Indentures referenced in Exhibits 4.8 and 4.9.

*
To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.